SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-A/A


                               AMENDMENT NO. 1
                    To Registration Statement on Form 8-A
                     dated August 19, 1988, relating to
                        Common Stock Purchase Rights


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) or (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                         PICCADILLY CAFETERIAS, INC.
            (Exact name of registrant as specified in its charter)


              LOUISIANA                     72-0604977
       (State of incorporation)          (I.R.S. Employer
             or organization)          Identification Number)

   3232 SHERWOOD FOREST BOULEVARD
    BATON ROUGE, LOUISIANA                        70821
  (Address of principal executive offices)     (Zip Code)

           Securities registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE
               SO REGISTERED              ON WHICH EACH CLASS IS REGISTERED

       Common Stock Purchase Rights            New York Stock Exchange


If this Form relates to the registration of a class of debt securities and is
effective  upon filing   pursuant to  General  Instruction  A.(c)(1),  please
check the following box.

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.

      Securities to be registered pursuant to Section 12(g) of the Act:

                                    NONE


The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A as follows:

1.   Item 1 is hereby amended to read in its entirety as follows:

          The   common  stock  purchase  rights  (the  "Former  Rights")   of
     Piccadilly Cafeterias, Inc. (the "Company") registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the Company's Registration Statement on Form 8-A dated August 19, 1988 (the "Registration Statement"), expired on August 22, 1998. Accordingly, the Company hereby removes all of the Former Rights from registration under the Registration Statement. Successor rights were registered under the Exchange Act pursuant to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 19, 1998.

2.   Item 2 is hereby deleted.


                             SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                 PICCADILLY CAFETERIAS, INC.


                                 By:   /s/ Ronald A. LaBorde
                                 Name: Ronald A. LaBorde
                                 Title: President and Chief Executive Officer

Dated:  November 19, 1998